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                                                                 EXHIBIT (11)(a)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                         September 9, 2005


Van Kampen Equity Trust II
1221 Avenue of the Americas
New York, New York 10020

         Re:      Registration Statement on Form N-14 for
                  Van Kampen Equity Trust II (the "Registration Statement") (File No. 811-9279)
                  --------------------------------


         We hereby consent to the reference to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher & Flom
                                        LLP